Exhibit 99.2

LAIDLAW INTERNATIONAL, INC.
2003 EQUITY AND PERFORMANCE INCENTIVE PLAN

EVIDENCE OF AWARD – EXECUTIVE STOCK OPTION

     You have been awarded a grant of non-qualified stock options pursuant to the terms of the Laidlaw International, Inc. 2003 Equity and Performance Incentive Plan (the “Plan”). This grant is part of the long-term incentive portion of your compensation and is intended to be a meaningful part of your total compensation. The value of this award is entirely dependent on the value of Laidlaw’s common stock, thus aligning your economic interests with those of our shareholders. The terms of this grant are summarized on this cover sheet, but the specific terms of the grant are governed by the attached Stock Option Agreement and the provisions of the Plan. A copy of the Plan is also enclosed. You should keep the Plan together with this Evidence of Award and Stock Option Agreement for your records. A signed Stock Option Agreement must be returned to the Corporate Secretary in order for this award to become effective.

Participant Name:

Type Of Award:	Non-Qualified Stock Options

Date of Grant:

Number of Options:

Number of Appreciation Rights:

Option Exercise Price:

Date of Expiration:

Vesting Schedule:	Ratable Vesting Over 3 Years

Cumulative Vested
	Number of	Number of
Vesting Date	Stock Options	Stock Options

LAIDLAW INTERNATIONAL, INC.

STOCK OPTION AGREEMENT

     This AGREEMENT (the “Agreement”) is made as of ___(the “Date of Grant”), by and between Laidlaw International, Inc. (the “Corporation”), and ___(“Optionee”). This Agreement will serve as the “Evidence of Award” under the terms of the Corporation’s 2003 Equity and Performance Incentive Plan (the “Plan”). Any capitalized term in this Agreement shall have the meaning set forth in the definition section of the Plan.

     1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Corporation hereby grants to Optionee as of the Date of Grant a stock option (the “Option Right”) to purchase ___Common Shares (the “Option Shares”). The Option Right may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Option Shares may be purchased pursuant to the Option Right shall be $   per share, subject to adjustment as hereinafter provided (the “Option Price”). The Option Right is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

     2. Term of Option. The term of the Option Right shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 8 hereof, shall expire ten (10) years from the Date of Grant.

     3. Right to Exercise. Unless terminated in accordance with Section 8 hereof, the Option Right shall become exercisable with respect to 33 1/3% of the Option Shares on each of the first three anniversaries of the Date of Grant. In no event shall Optionee be entitled to acquire a fraction of one Option Share pursuant to the Option.

     4. Acceleration of Option. The Option Right granted hereby shall become immediately exercisable in full in the event of a Change in Control if such Change in Control occurs while Optionee is employed by the Corporation or any Subsidiary.

     5. Option Nontransferable. The Option Rights granted hereby shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of Optionee, only by Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.

     6. Notice of Exercise; Payment. To the extent then exercisable, the Option Right may be exercised by written notice to the Corporation, or its designated agent, stating the number of Option Shares which are being exercised and, with respect to the exercise of the Option Right, the intended manner of payment. The Optionee shall be required to comply with the administrative requirements established by the Corporation or any designated third party agent in exercising the Option Rights. Payment equal to the aggregate Option Price of the Option Shares for which the Option Right is being exercised shall be tendered in full with the notice of exercise to the Corporation in cash in the form of currency or check or other cash equivalent acceptable to the Corporation. As a further condition precedent to the exercise of the Option Right, Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of shares of Common Shares and in connection therewith shall execute any documents that the Corporation shall in its sole discretion deem necessary or advisable. Upon the exercise of an Option Right, the Corporation shall deliver to Optionee the appropriate number of Common Shares and Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased upon the exercise of all or part of the Option Right.

     7. Termination of Agreement. This Agreement and the Option Right and Appreciation Right granted hereby shall terminate automatically and without further notice in accordance with the following:

(a)	In the event that the none of the Optionee’s Option Rights have become exercisable in accordance with Section 3, such termination of this Agreement shall occur on the date that Optionee’s employment with the Corporation or a Subsidiary terminates for any reason (including death, disability or Retirement) and the Option Rights shall be immediately forfeited and the underlying shares shall revert to the Plan.

(b)	In the event that a portion or all of the Optionee’s Option Rights have become exercisable in accordance with Section 3 and the Optionee dies while Optionee is employed by the Corporation or any Subsidiary, such termination of this Agreement shall occur three (3) years after Optionee’s death. Any portion of the Option Rights that are exercisable on the date of the Optionee’s death may be exercised during the three-year period by the Optionee’s successor in interest under a will or laws of descent. Any portion of the Option Rights that are not exercisable in accordance with Section 3 on the date of Optionee’s death shall be immediately forfeited and the underlying shares shall revert to the Plan.

(c)	In the event that a portion or all of the Optionee’s Option Rights have become exercisable in accordance with Section 3 and the Optionee becomes disabled (as determined by the Corporation) while Optionee is employed by the Corporation or any Subsidiary, such termination of this Agreement shall occur three (3) years after Optionee’s date of disability. Any portion of the Option Rights that are exercisable on the date of the Optionee’s disability may be exercised during the three-year period. Any portion of the Option Rights that are not exercisable in accordance with Section 3 on the date of Optionee’s disability shall be immediately forfeited and the underlying shares shall revert to the Plan.

(d)	In the event that a portion or all of the Optionee’s Option Rights have become exercisable in accordance with Section 3 on the date of Optionee’s Retirement from the Corporation or any Subsidiary, such termination of this Agreement shall occur three (3) years after Optionee’s Retirement. Any portion of the Option Rights that are exercisable on the date of the Optionee’s Retirement may be exercised during the three-year period. Any portion of the Option Rights that are not exercisable in accordance with Section 3 on the date of Optionee’s Retirement shall be immediately forfeited and the underlying shares shall revert to the Plan.

(e)	In the event that a portion or all of the Optionee’s Option Rights have become exercisable in accordance with Section 3 and the Optionee’s employment with the

Corporation or any Subsidiary is terminated for any reason other than death, disability or Retirement, such termination of this Agreement shall occur ninety (90) calendar days after Optionee ceases to be an employee of the Corporation or any Subsidiary. Any portion of the Option Rights that are exercisable on the date of the Optionee’s termination of employment may be exercised during the ninety-day period. Any portion of the Option Rights that are not exercisable in accordance with Section 3 on the date of Optionee’s termination of employment shall be immediately forfeited and the underlying shares shall revert to the Plan.

(f)	In the event that the Optionee remains employed with the Corporation or any Subsidiary, such termination of this Agreement shall occur ten (10) years from the Date of Grant. If the Option Rights are not exercised within the ten-year period, the Option Rights shall be immediately forfeited at the end of the ten-year period and the underlying shares shall revert to the Plan.

(g)	In the event that Optionee’s employment is terminated as a result of a Termination for Cause, such termination of this Agreement shall occur on the date of such Termination for Cause notwithstanding any other provision of this Agreement and Optionee’s Option Rights will cease to be exercisable to the extent exercisable as of the date of Termination for Cause and will not thereafter become exercisable. Upon such Termination for Cause, the Option Rights shall be immediately forfeited and the underlying shares shall revert to the Plan.

     Notwithstanding the foregoing, in the event that an Optionee’s employment is terminated as a result of death, disability or Retirement, the Corporation may, in its sole discretion, accelerate the time at which such Option Right becomes exercisable, with such determination to be made by the Board of Directors of the Corporation or any Committee to which it has delegated such authority.

     For purposes of this Agreement, the continuous employment of Optionee with the Corporation shall not be deemed to have been interrupted, and Optionee shall not be deemed to have ceased to be an employee of the Corporation, by reason of the transfer of his or her employment among the Corporation and the Subsidiaries.

     8. No Employment Contract. Nothing contained in this Agreement shall confer upon Optionee any right with respect to continuance of employment by the Corporation or any Subsidiary, nor limit or affect in any manner the right of the Corporation or any Subsidiary to terminate the employment or adjust the compensation of Optionee.

     9. Taxes and Withholding. To the extent that the Corporation shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option Right, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the exercise that Optionee shall pay such taxes or make provisions that are satisfactory to the Corporation for the payment thereof.

     10. Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option Right shall not be exercisable if the exercise thereof would result in a violation of any such law.

     11. Adjustments. The Board may make or provide for such adjustments in the number of Option Shares covered by the Option Right, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Corporation, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for the Option Right such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option Right.

     12. Availability of Common Shares. The Corporation shall at all times until the expiration of the Option Right reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Option Shares deliverable upon the exercise of the Option Right.

     13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Optionee under this Agreement without Optionee’s consent.

     14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

     16. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Corporation.

     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     18. Notices. Any notice to the Corporation provided for herein shall be in writing to the Corporation, to the attention of the General Counsel, and any notice to Optionee shall be addressed to Optionee at his or her address on file with the Corporation. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

LAIDLAW INTERNATIONAL, INC.

By:

Kevin E. Benson
President and Chief Executive Officer

OPTIONEE

Name: